SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Check the appropriate box:

|_| Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))
|X| Definitive Information Statement

                                PRO SQUARED, INC.
              ----------------------------------------------------
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14C-5(G) and 0-11.

1.    Title of each class of securities to which transaction applies:

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2.    Aggregate number of securities to which transaction applies:

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3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.    Proposed maximum aggregate value of transaction:

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5.    Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.    Amount Previously Paid:

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2.    Form, Schedule or Registration Statement No.:

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3.    Filing Party:

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4.    Date Filed:

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                                PRO SQUARED, INC.
                     333 N. Sam Houston Parkway E, Suite 275
                              Houston, Texas 77060



TO THE STOCKHOLDERS OF PRO SQUARED, INC.:

Pro Squared, Inc. (the "Company") has obtained the written consent of a majority of its stockholders of record as of February 25, 2005 to approve amendments to the Company's Articles of Incorporation to (1) authorize a 1-for-16.8698 reverse stock split (the "Reverse Split") of the Company's common stock, (2) increase the authorized shares of common stock following the Reverse Split to 300,000,000, (3) reduce the par value of the Corporation's common stock, following the Reverse Split, to $0.001 per share, and (4) authorize the issuance of up to 10,000,000 shares of preferred stock with the Board having the authority to create multiple series of preferred stock (the "Preferred Stock"). Amendment of the Articles of Incorporation, as described, has been approved by the Company's Board of Directors. Therefore, your consent is not required and is not being solicited in connection with this action.

Pursuant to the Nevada Revised Statutes, you are hereby being provided with notice of the approval by less than unanimous written consent of the Company's stockholders of the foregoing amendment to the Company's Articles of Incorporation. Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished an information statement relating to this action with this letter.



                                           /s/ Raphael Feldman
                                           Raphael Feldman
                                           President and Chief Executive Officer


Houston, Texas
April 11, 2005

                                PRO SQUARED, INC.
                     333 N. Sam Houston Parkway E, Suite 275
                              Houston, Texas 77060

                              INFORMATION STATEMENT
Background

We are furnishing this Information Statement to the stockholders of Pro Squared, Inc., a Nevada corporation (the "Company"), in connection with the amendment (the "Amendment") to the Company's Certificate of Incorporation to (1) authorize a 1-for-16.8698 reverse stock split (the "Reverse Split") of the Company's common stock, (2) increase the authorized shares of common stock following the Reverse Split to 300,000,000, (3) reduce the par value of the Corporation's common stock, following the Reverse Split, to $0.001 per share, and (4) authorize the issuance of up to 10,000,000 shares of preferred stock with the Board having the authority to create multiple series of preferred stock (the "Preferred Stock").

The Board of Directors has adopted resolutions setting forth the Amendment, declaring its advisability and calling on the stockholders to consider the Amendment. In order to amend the Company's Articles of Incorporation, the holders of a majority of the outstanding shares of Common Stock must vote in favor of the Amendment. The Company's Articles of Incorporation permit shareholders to act by written consent rather than at a meeting of the stockholders. The Project Group, Inc., which holds approximately 99.3% of the Company's outstanding Common Stock, has adopted a resolution by written consent of stockholders to approve the Amendment. Therefore, the requirements of the Nevada Revised Statutes and the Company's Articles of Incorporation and Bylaws have been met and no further action by the stockholders is required to approve the Amendment.

In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the stockholders' consent will become effective approximately 21 days following the mailing of this Information Statement to the Company's stockholders. It is expected that the Amendment to the Articles of Incorporation will become effective on or about May 2, 2005 upon its filing with the Secretary of State of the State of Nevada.

The approximate date on which this information statement is first being sent or given to stockholders is April 11, 2005. It is being sent to holders of the Company's common stock as of the close of business on April 8, 2005, the record date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company will pay the entire cost of furnishing this Information Statement. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The close of business on April 8, 2005 has been fixed as the record date (the "Record Date") for the determination of holders of Common Stock of the Company who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder.

Voting Securities

As of April 8, 2005, the Company had 59,044,266 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval. On February 25, 2005, The Project Group, Inc., which holds 58,654,266 shares of the Common Stock (or approximately 99.3% of the shares of Common Stock then outstanding), executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of April 8, 2005, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock held by (i) each person known by us to be the owner of more than 5% of our outstanding shares of common stock,
(ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group:

Name and Address                          Number of Shares         Percentage
of Beneficial Owner (1)                   Beneficially Owned (2)    of Class
-----------------------                   ----------------------    --------

Directors and Named Executive Officers

Raphael Feldman                                       0                0.0%

Craig Crawford                                        0     (3)        0.0%

William H. Moebius                                    0     (3)        0.0%

John Winchester                                       0     (3)        0.0%

Emmit R. McCoppin, Sr.                                0     (3)        0.0%

Sean Hanson                                           0     (3)        0.0%

All directors and executive officers
 as a group (6 persons)                               0     (3)        0.0%

5% Shareholders

The Project Group, Inc. (4)                  58,654,266               99.3%
----------

(1) Unless otherwise indicated, each beneficial owner has both sole voting and sole investment power with respect to the shares beneficially owned by such person, entity or group. The number of shares shown as beneficially owned include all options, warrants and convertible securities held by such person, entity or group that are exercisable or convertible within 60 days of April 8, 2005.

(2) The percentages of beneficial ownership as to each person, entity or group assume the exercise or conversion of all options, warrants and convertible securities held by such person, entity or group which are exercisable or convertible within 60 days, but not the exercise or conversion of options, warrants and convertible securities held by others shown in the table.

(3) Excludes any interest in shares held by The Project Group, Inc. Messrs. Crawford, Moebius, Winchester, McCoppin and Hanson are each officers and/or directors of The Project Group, Inc. and each hold shares of common stock and/or convertible preferred stock in The Project Group, Inc.

(4) Address is 333 N. Sam Houston Parkway E., Suite 275, Houston, Texas 77060. After giving effect to the Reverse Split, The Project Group will hold approximately 3,476,880 shares of the Company's common stock. The Project Group, Inc. has announced its intent to distribute to its shareholders a portion of its common stock holdings in the Company.

                                    ACTION 1
               AMENDMENT TO THE ARTICLES OF INCORPORATION TO CARRY
              OUT A 1-FOR-16.8698 REVERSE STOCK SPLIT, INCREASE THE
                  AUTHORIZED SHARES OF COMMON STOCK, REDUCE THE
                     PAR VALUE OF COMMON STOCK AND AUTHORIZE
                            SHARES OF PREFERRED STOCK

The Board of Directors, in conjunction with the planned distribution of Company shares by the Company's controlling shareholder, has unanimously adopted and the shareholders, by means of the Written Consent, have approved an amendment to the Articles of Incorporation, as amended, of the Company (the "Amendment") to (1) authorize a 1-for-16.8698 reverse stock split (the "Reverse Split") of the Company's common stock, (2) increase the authorized shares of common stock following the Reverse Split to 300,000,000, (3) reduce the par value of the Corporation's common stock, following the Reverse Split, to $0.001 per share, and (4) authorize the issuance of up to 10,000,000 shares of preferred stock with the Board having the authority to create multiple series of preferred stock (the "Preferred Stock"). The form of Amendment to the Articles of Incorporation is attached as Appendix A and is incorporated herein by reference.

The Board of Directors has deemed it advisable and in the best interests of the Company to amend the Articles of Incorporation as described. The purpose of such authorization is to facilitate future capital raising efforts of the Company by assuring that it will have adequate shares of authorized and unissued common stock and Preferred Stock that can be issued for, or in connection with, such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors of the Company without the expense and delay of a special stockholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) issuance in connection with any desirable acquisitions which may be presented to the Company, (b) the payment of stock dividends or issuance pursuant to stock splits, and (c) issuance in connection with an offering to raise capital for the Company.

Following the Reverse Split and increase in authorized common stock, the Company will have an estimated 3,500,000 shares of common stock issued and outstanding and approximately 296,500,000 of authorized but unissued shares of common stock, all with a par value of $0.001 per share.

The Preferred Stock will be "blank check" preferred stock, giving the Board the authorization to issue preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and special rights and qualifications of any such series. The authorized shares of Preferred Stock issued will be available for issuance for such purposes as the Board of Directors may deem advisable without further action by the stockholders, except as may be required by the Articles of Incorporation and applicable laws and regulations. Any future issuance of shares will be subject to the rights of holders of shares of any then outstanding Preferred Stock.

The Amendment may have the result of making it more difficult for any persons or group of persons, other than the current principal stockholders and management, to acquire control of the Company by expanding the ability of the Company to issue shares and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. Although the Amendment might have such effect, the Amendment has been proposed by the Board of Directors for the reasons set forth above and not for anti-takeover reasons. The Company is not aware of any present effort to accumulate shares of Common Stock or to attempt to change control of the Company. The Company has no present plans to issue shares of Preferred Stock either to the current principal stockholders, the directors, the executive officers or any other person or entity.

The Amendment will become effective upon the filing of the Restated Articles of Incorporation with the Secretary of State of Nevada, which is expected to occur on the 21st day following the mailing of this Information Statement, or approximately May 2, 2005.

Stockholders Sharing an Address

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.




                                           /s/ Raphael Feldman
                                           Raphael Feldman
                                           President and Chief Executive Officer


Houston, Texas
April 11, 2005

                                                                      APPENDIX A

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

                                       OF

                                PRO SQUARED, INC.

Pro Squared, Inc., pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, adopts this Amendment to its Articles of Incorporation. The following Amendment was adopted by the Board of Directors and by a majority of the Stockholders in accordance with the Nevada Revised Statutes.

            Article Four of the Articles of Incorporation is hereby amended to
(1) affect a 1-for-16.8698 reverse split (the "Reverse Split") of the Corporation's common stock, (2) increase the authorized shares of common stock, following the Reverse Split, to 300,000,000 shares, (3) reduce the par value of the Corporation's common stock, following the Reverse Split, to $0.001 per share, and (4) authorize the issuance of up to 10,000,000 shares of preferred stock with the Board having the authority to create multiple series of preferred stock. As amended, Article Four shall read, in full, as follows:

"ARTICLE FOUR:         AUTHORIZED CAPITAL STOCK

The aggregate number of shares which the corporation shall have authority to issue is 310,000,000 shares, consisting of 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The Corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

      A.    Preferred Stock

            The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            1. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  a. The number of shares constituting that series and the distinctive designation of that series;

                  b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                  d. Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  e. Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  f. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                  g. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  h. Any other relative rights, preferences and limitations of that series.

            2. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on Common Stock with respect to the same dividend period.

            3. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

            4. Unless otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, no holder of Preferred Stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or series, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for capital stock of any class or series, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any capital stock of any class or series, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

      B.    Common Stock

            1. Subject to the prior and superior rights of the Preferred Stock and on the conditions set forth in the foregoing parts of this Article or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

            2. Except as otherwise provided by law, by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

            3. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amount to which they respectively shall be entitled, or a sum sufficient for such payments in assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock."


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